Exhibit No. 10.6

RESTATED UNITED RETAIL GROUP, INC.

1996 STOCK OPTION PLAN

AMENDMENT

The Restated United Retail Group 1996 Stock Option Plan is hereby amended by changing clause (b) of the definition of “Change in Control” in Section 1 thereof as follows:

"(b) individuals who constitute the Board of Directors of the Company on June 27, 2005 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to June 27, 2005 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;"

Dated: June 28, 2005	UNITED RETAIL GROUP, INC. /S/ BY: RAPHAEL BENAROYA Name: Raphael Benaroya Title: Chief Executive Officer